Exhibit 10.1

EXECUTION VERSION

NOTES PURCHASE AGREEMENT

This notes purchase agreement (this "Agreement") is made and entered into as of May 10, 2019 (the "Closing Date") by and among Full House Resorts, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and Sagard Credit Partners, LP and certain entities named in the Confidential Letter (as defined below) for which Pacific Investment Management Company LLC is an investment manager or advisor (the "Purchasers").

Preliminary Statement

Subject to the terms and conditions contained herein, the Company will authorize the issuance and sale of, and issue and sell, and the Purchasers will purchase $10,000,000 aggregate principal amount of the Company's Senior Secured Notes due 2024 (the "Notes").

The Notes will be issued pursuant to (i) the Indenture, dated as of February 2, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Indenture"), by and among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the "Trustee") and as collateral agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent") and (ii) a resolution of the board of directors of the Company and an officer's certificate, each dated on or before the Closing Date (as defined below). The Notes will form part of the same series as the existing Senior Secured Notes due 2024 (the "Original Notes"), of which an aggregate of $100,000,000 principal amount was issued by the Company on February 2, 2018, and will be treated as a single class together with the Original Notes for all purposes under the Indenture.

All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Indenture (as defined below).

Agreement

The parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
SALE OF AND TERMS APPLICABLE TO THE NOTES

1.1    Purchase, Sale and Delivery of the Notes. Subject to the terms and conditions of this Agreement on the Closing Date, the Company will issue and sell to the Purchasers, the Notes and each of the Purchasers will purchase the principal amount of Notes as set forth in a confidential letter, dated as of the Closing Date, by and among the Company, the Guarantors and the Purchasers (the "Confidential Letter"), at the aggregate purchase price of $9,901,000 (the "Purchase Price").

In consideration for the Purchase Price, at the Closing, the Company agrees to issue to the Purchasers (or their respective Affiliates, agents or custodians as directed) the Notes. The Purchasers understand that the Company is under no obligation to issue the Notes to the Purchasers unless the Company accepts and signs this Agreement.

ARTICLE 2

CLOSING; DELIVERY

2.1     Closing. The closing ("Closing") of the purchase and sale of the Notes hereunder shall be held at the offices of Shearman & Sterling LLP, located at 599 Lexington Avenue, New York, NY 10022, at 9:30 a.m. New York City time, on the Closing Date, or at such other time and place as the Company may direct.

2.2     Delivery. The Company and the Guarantors, as applicable, have previously executed and delivered to the Purchasers and certain other parties, the Indenture, the Security Agreement, the Mortgages, the Intellectual Property Security Agreement, the Assignments of Entitlement and the Environmental Indemnity Agreements (each of the Security Agreement, the Mortgages, the Intellectual Property Security Agreement, the Assignments of Entitlement, and the Environmental Indemnity Agreements, a "Security Document" and, together with the Indenture, the Notes, the Guarantees and the Fee Letters, the "Transaction Agreements").

At the Closing, the Notes shall be delivered by the Company through the facilities of The Depository Trust Company ("DTC") and the Purchase Price shall be paid by the Purchasers in immediately available funds to the account(s) specified by the Company to the Purchasers. The Notes shall be evidenced by one or more certificates in global form held by the nominee of DTC for the account of the Purchasers (or their respective agents or custodians as directed) and having an aggregate principal amount corresponding to the aggregate principal amount of the Notes.

2.3     Conditions to Obligations of the Purchasers and the Company. The obligations of the parties hereto are subject to the satisfaction, at or prior to the Closing, of the following conditions precedent:

(a)    the representations and warranties of the Company and the Guarantors contained in Article 3 hereof and of the Purchasers contained in Article 4 hereof shall be true and correct as of the Closing Date in all material respects (or true and correct in all respects, if such representation or warranty contains any materiality qualifier, including references to "material" or "Material Adverse Effect");

(b)    all agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer shall have been complied with and the acceptance for eligibility and clearance of the Notes through DTC shall have been declared by DTC;

(c)    the Company and the Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company and the Guarantors prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated herein) no default shall have occurred and be continuing;

(d)    the Company and the Guarantors, as applicable, shall have delivered to each of the Purchasers each of the following, unless otherwise specified, properly executed by an officer of the Company or the Guarantors, as applicable, each dated the Closing Date and each in the form and substance reasonably satisfactory to the Purchasers:

i.     executed counterparts of this Agreement;

ii.     executed Notes in global certificated form;

iii.     such certificates of resolutions or other action, incumbency certificates and/or other certificates of the officers of the Company and the Guarantors as the Purchasers may require evidencing the identity, authority and capacity of each officer thereof authorized in connection with this Agreement and the other Transaction Agreements to which each of the Company and the Guarantors is a party or is to be a party and the consummation of the transactions contemplated under the Transaction Agreements;

iv.     such documents and certifications as the Collateral Agent may reasonably require certifying as to the accuracy and completeness of each of the Company's and the Guarantors' organization documents and evidencing that each of the Company and the Guarantors is duly organized or formed, and that each of the Company and the Guarantors is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

v.     a favorable opinion of Brownstein Hyatt Farber Schreck, LLP, counsel to the Company and the Guarantors, addressed to the Trustee, the Collateral Agent and each Purchaser, and addressing such matters concerning the Company and the Guarantors and the Transaction Agreements as the Trustee, the Collateral Agent, and the Purchasers may reasonably request;

vi.     a certificate of an officer or the secretary of each of the Company and the Guarantors, (A) either (x) stating that the Company or the applicable Guarantor has received all permits, consents (including governmental, shareholder and third party consents), licenses (including Gaming Licenses) and approvals (including all approvals from the applicable Gaming Authorities) necessary or advisable in connection with the execution, delivery and performance by the Company and the Guarantors and the validity against the Company and the Guarantors of the Transaction Agreements to which it is a party and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, and such Permits, consents (including governmental, shareholder and third party consents), licenses (including Gaming Licenses) and approvals are in full force and effect and attaching evidence of the foregoing as reasonably requested by the Collateral Agent or any Purchaser, or (y) stating that no such permits, consents (including governmental, shareholder and third party consents), licenses (including Gaming Licenses) and except as disclosed on Schedule 3.10, and (B) stating that, except as disclosed on Schedule 3.10, all applicable waiting periods (if any) have expired without any action being taken by any Governmental Authority that could reasonably restrain, prevent or impose any material adverse conditions on the Company and the Guarantors or the transactions contemplated under the Transaction Agreements or that could reasonably seek or threaten any of the foregoing and no law is applicable which could have such effect; provided that, notwithstanding the foregoing, receipt by the Company of approval of the applicable Gaming Authorities to the pledge by the Company and its Subsidiaries of the equity interests in any Subsidiary pursuant to the Security Agreement shall not be a condition to closing (and such approvals may be permitted to be obtained within 150 days after the Closing Date); provided further that, on or prior to the Closing Date, the Company shall have submitted an application for approval of the same along with all other information requested by the appropriate authorities;

vii.     an officer's certificate certifying (A) that the conditions specified in subsections (a), (b) and (c) above have been fulfilled and (B) that there has been no event or circumstance since the date of the latest financial statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

viii.     (A) pro forma consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries as at the Closing Date, and reflecting the consummation of the transactions contemplated under the Transaction Agreements and (B) a business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the first two years following the Closing Date and on an annual basis for each year thereafter during the term of this Agreement;

ix.     certificates attesting to the solvency of each of the Company and the Guarantors before and after giving effect to the transactions contemplated under the Transaction Agreements, from its chief financial officer;

x.     copies of each employment agreement and other compensation arrangement with each executive officer of the Company and the Guarantors or any of its Subsidiaries as the Collateral Agent shall reasonably request;

xi.     evidence that all insurance required to be maintained pursuant to the Transaction Agreements has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the holders of Notes, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Company and the Guarantors that constitutes Collateral;

xii.     a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended December 31, 2018, signed by chief executive officer, chief financial officer, treasurer or controller of the Company; and

xiii.     such other assurances, certificates, documents, consents or opinions as the Purchasers reasonably may require;

(e)     a Private Placement number issued by Standard & Poor's CUSIP Service Bureau shall have been obtained for the Notes;

(f)     none of the Company and the Guarantors shall have changed its jurisdiction of incorporation nor been a party to any merger or consolidation nor shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements;

(g)     the Company, the Guarantors, the Trustee, and the Collateral Agent, as applicable, shall have executed and delivered the Transaction Agreements to which they are a party, in form and substance satisfactory to the Purchasers, and the Purchasers shall have received copies thereof;

(h)     prior to the Closing Date, the Purchasers shall have been furnished with wiring instructions for the Purchase Price in accordance with this Agreement and such other information as they may request;

(i)     since the date hereof, there has not been any event or development in respect of the Company that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(j)     (i) all fees required to be paid to the Purchasers on or before the Closing Date shall have been paid (including pursuant to any of the Fee Letters) and (ii) unless waived by the Purchasers, the Company shall have paid all reasonable fees, charges and disbursements of the respective counsels to the Purchasers (directly to such counsel if requested by such Purchaser) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Purchasers);

(k)     the Closing Date shall have occurred on or before May 31, 2019;

(l)     there shall not have occurred or be occurring any action, suit, investigation or proceeding pending or, to the knowledge of the Company or any Guarantor, threatened in writing in any court or before any arbitrator or governmental authority that purports to affect or pertain to the Transaction Agreements or the transactions contemplated hereby;

(m)     the Purchasers shall have received, at least one (1) Business Day prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Company and the Guarantors under applicable "know your customer" and anti- money laundering rules and regulations, including the PATRIOT Act; and

(n)     on or prior to Closing, (i) the Purchasers shall have completed their business, legal, and collateral due diligence, and, in each case, the results of which shall be satisfactory to the Purchasers and (ii) the Company shall have furnished to the Purchasers such further certificates and documents as the Purchasers may reasonably request.

2.4     Termination. The Purchasers may, by notice to the Company, terminate this Agreement at any time prior to Closing if in the opinion of the Purchasers (acting in good faith) (i) there shall have been a change, whether or not foreseeable at the date of this Agreement, in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the ability of a party to comply with its obligations under any of the Transaction Agreements; (ii) a general moratorium shall have been declared by either U.S. federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (iii) an event or circumstance giving rise to a Material Adverse Effect has occurred or arisen after the date of this Agreement and is continuing; (iv) the Company or any Guarantor shall have failed, refused or been unable to perform any agreement or covenant on its part to be performed under this Agreement when and as required; (v) there is an outbreak or escalation of hostilities or national or international calamity or act of terrorism on or after the date of this Agreement, or if there has been a declaration of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise), in each case which affects the U.S. or international markets, making it, in the Purchaser's judgment, impracticable to proceed with the issuance or delivery of the Notes on the terms and in the manner contemplated herein or (vi) all of the conditions listed in subsection 2.3 of this Agreement shall not have been fully satisfied within sixty (60) days following the date of this Agreement, and, upon such notice being given, the parties hereto shall (except for any liability arising before or in relation to such termination) be under no further liability arising out of this Agreement, save that clauses Section 6 (Expenses and Indemnification), Section 7.3 (Notices), Section 7.4 (Governing Law; Jurisdiction; Jury Trial) and Section 7.6 (Entire Agreement) shall continue in full force and effect.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Each of the Company and the Guarantors represents and warrants to the Purchasers as of the Closing Date as follows:

3.1     Due Incorporation, Qualification, etc. The Company and each of the Guarantors (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could have a Material Adverse Effect.

3.2     Authority. The execution, delivery and performance by each of the Company and the Guarantors of each Bond Document executed, or to be executed, by the Company and the Guarantors and the consummation of the transactions contemplated thereby (i) are within the power of the Company and the Guarantors and (ii) have been duly authorized by all necessary actions on the part of the Company and the Guarantors.

3.3     Enforceability. Each Bond Document executed, or to be executed, by the Company and the Guarantors has been, or will be, duly executed and delivered by the Company and the Guarantors, or will constitute, a legal, valid and binding obligation of the Company and the Guarantors, enforceable against both the Company and the Guarantors in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

3.4     No Registration or Qualification. Without limiting any provision herein, no registration under the Securities Act of 1933, as amended (the "Securities Act"), and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended ("TIA"), is required for the offer or sale of the Notes to the Purchasers as contemplated hereby assuming the accuracy of the Purchasers' representations contained in Section 4.3 hereof. The Notes will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

3.5     No Integration. Neither the Company, the Guarantors nor any of its affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

3.6     Reporting Status. The Company has filed all documents that the Company was required to file under the Exchange Act (the "SEC Documents"). The SEC Documents

complied as to form in all material respects with the material SEC requirements as of their respective filing dates, and the information contained therein, together with any other information supplementally provided to the Purchasers in connection with the transactions contemplated herein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

3.7     Capitalization. All of the issued and outstanding shares of capital stock or other equity interests of the Company and the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights other than those under the Warrant Purchase Agreement. All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are owned, directly or indirectly, by the Company and are free and clear of all Liens, other than Permitted Liens and those Liens imposed by the Securities Act and applicable federal and state securities laws.

3.8     Solicitation. No form of general solicitation or general advertising (prohibited by the Securities Act in connection with offers or sales) was used by any of the Company, the Guarantors, or any of their respective Affiliates or any person acting on their respective behalves in connection with the offer and sale of any of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Securities Act. Neither the Company nor any of its Affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

3.9     Non-Contravention. The execution and delivery by the Company and the Guarantors of the Bond Documents, executed by the Company and the Guarantors, and the performance and consummation of the transactions (including the use of the proceeds of the issuance of the Notes) contemplated thereby do not (i) violate any material Requirement of Law applicable to the Company and the Guarantors; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material Contractual Obligation of the Company or the Guarantors; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of the Company or the Guarantors (except such Liens as may be created in favor of the Trustee for the benefit of the Secured Parties pursuant to the Bond Documents).

3.10     Approvals.

(a)     All Governmental Authorizations and Gaming Licenses required for the activities and operations of the Company and the Guarantors (including, without limitation, any racing, video lottery, riverboat and/or casino gaming operations or activities, as applicable) and the ownership of all Property owned, operated or leased by the Company and the Guarantors

(including, without limitation, all gaming equipment) and, from and after the date of closing, the operation of the Rising Star Vessel, have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations and Gaming Licenses or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor the Guarantors have received any written notice, pleading or other written communications from any Governmental Authority or Gaming Authority threatening or regarding (x) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization or Gaming License, or (y) any other limitations on the conduct of business by the Company and the Guarantors, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)     Except as set forth on Schedule 3.10(b), no Governmental Authorization or Gaming License is required for either (x) the pledge or grant by the Company and the Guarantors, as applicable, of the Liens to be created in favor of the Trustee under the Bond Documents or (y) the exercise by the Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations or Gaming Licenses that have been obtained and are in full force and effect and fully disclosed to each of the Holders, the Trustee, and the Purchasers in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(c)     Except as set forth on Schedule 3.10(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with (x) the issuance of the Notes, (y) the granting of Liens, and/or (z) the execution and delivery of the Bond Documents executed by the Company and the Guarantors or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.

3.11     No Violation or Default. Neither the Company nor the Guarantors is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person (including, as applicable, Indian Gaming Regulatory Act (Pub.L. 100-497, 25 U.S.C. ß 2701 et seq.), or any other Gaming Laws or tribal, horse racing or video lottery laws) or (ii) any Contractual Obligation of such Person, where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect (nor is there any waiver in effect which, if not in effect, could reasonably be expected to result in such a violation or default). No Default or Event of Default has occurred and is continuing.

3.12     Litigation. Except as set forth in Schedule 3.12, no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or, to the Company's knowledge, investigations are pending or threatened in writing against either the Company and the Guarantors at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by the Company and the Guarantors of the Note Documents.

3.13     Real Property, Rising Star Vessel, Etc.

(a)     All real property owned or leased by the Company and the Guarantors is described in Schedule 3.13 (as supplemented from time to time by the Company in a notice delivered pursuant to Section 7.3). As of the date of the issuance of the Notes, the vessels listed on Schedule 3.13 are the only material vessels owned by the Company and the Guarantors and such vessels have been duly documented under the laws of the United States of America in the name of the owner listed on Schedule 3.13, and no other action is necessary to establish and perfect such owner's title to and interest in the applicable vessels. The Company and the Guarantors own and have good and insurable title, or a valid leasehold interest in, all their respective properties listed on Schedule 3.13. Such properties are subject to no Lien, except for Permitted Liens. Each of the Company and the Guarantors has complied in all material respects with all material obligations under all material leases to which they are a party and enjoy peaceful and undisturbed possession under such leases. The real properties owned by the Company and the Guarantors are taxed separately and do not include any other property, and for all purposes the real properties may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(b)     The Company and the Guarantors are in compliance with the Maritime Transportation Security Act of 2002, as amended (including having vessel and waterfront facility security plans submitted to and approved by the United States Coast Guard), except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

3.14     Environmental Compliance. Neither the Company nor the Guarantors (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or, to the Company's knowledge, is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect. There are no material actions or claims pending, or to the knowledge of the Company and the Guarantors, threatened in writing, against either the Company or the Guarantors pursuant to any Environmental Law or seeking the recovery of Environmental Damages from either the Company or the Guarantors. Except as set forth on Schedule 3.14, the Company's and the Guarantors' use and operation of its business properties, and each of such business properties which serve as Collateral (including real properties owned, leased, managed or otherwise operated by the Company and the Guarantors) are in material compliance with all applicable Environmental Laws and all other Laws and Permits, including all applicable land use and zoning laws, and including holding all material permits and approvals required for the use, maintenance and operation of such properties. Except as set forth on Schedule 3.14, to the Company's knowledge no Hazardous Materials have been used, stored, treated, disposed of, released or otherwise managed on, at or from any such business properties (or any properties formerly owned or operated by the Company and the Guarantors) in a manner that could reasonably be expected to result in a Material Adverse Effect for the Company or the Guarantors under applicable Law.

3.15     Financial Statements. The financial statements of the Company and the Guarantors, which have been delivered to each Holder and the Trustee, (i) are in accordance with the books and records of the Company and the Guarantors, which have been maintained in accordance with good business practice; (ii) except as indicated in the accountant's report, have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Company and the Guarantors as of the date thereof and for the period covered thereby. Neither the Company nor the Guarantors has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the financial statements of the Company and the Guarantors.

3.16     Creation, Perfection and Priority of Liens; Equity Interests.

(a)     The execution and delivery of the Collateral Documents (other than the Rising Start Vessel Security Document) by the Company and the Guarantors, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Collateral Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Collateral Agent for recording (but not yet recorded), are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral existing as of the date of such execution and delivery (subject only to Permitted Liens). All outstanding Equity Interests of the Company and the Guarantors are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 3.16, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Company or the Guarantors to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Interests of the Company or the Guarantors, or obligating the Company or the Guarantors to grant, extend or enter into any such agreement or commitment. All Equity Interests of the Company and the Guarantors have been offered and sold in compliance with all federal and state securities laws and all other requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) The Rising Star Vessel ship mortgage is a first "preferred mortgage" within the meaning of the Ship Mortgage Act and qualifies for the benefits accorded a "preferred mortgage" thereunder and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interest under the Rising Star Vessel Ship Mortgage or in the mortgaged property described therein.

3.17     Employee Benefit Plans. (a) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that the Company and the Guarantors or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither the Company, the Guarantors nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage could reasonably be expected to have a Material Adverse Effect.

(b)     Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by either the Company and the Guarantors or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of the Company and the Guarantors or any ERISA Affiliate is legally valid and binding and in full force and effect. To the knowledge of the Company, no Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither the Company, the Guarantors or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by the Company, the Guarantors or ERISA Affiliate of any material liability.

(c)     Neither the Company, the Guarantors or ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither the Company, the Guarantors nor ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Company, the Guarantors nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

3.18     Margin Stock; Other Regulations. Neither the Company nor the Guarantors own any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Company or the Guarantors (taken as a whole), and not more than 25% of the value (as determined by any reasonable method) of the assets of the Company or the Guarantors is represented by Margin Stock, and no proceeds of any note issuance will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. The Company and the Guarantors are not subject to regulation under the Investment Company Act of 1940,

3.19     Trademarks, Patents, Copyrights and Licenses. The Company and the Guarantors each possess and either own, or have the right to use to the extent required, all trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Company and the Guarantors each conduct their respective businesses without infringement or claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not the Company or the Guarantors), except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. Each of the patents, trademarks, trade names, service marks and copyrights owned by the Company or any Guarantor which is registered with any Governmental Authority is set forth on Schedule 3.19.

3.20     Governmental Charges. The Company and the Guarantors have timely filed or caused to be timely filed with the appropriate taxing authorities all Tax Returns which are required to be filed by them. The Tax Returns accurately reflected all liability for Taxes of the Company and the Guarantors for the periods covered thereby and the Company and the Guarantors have paid, or made provision for the payment of, all Taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. All Taxes which the Company and the Guarantors were required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Neither the Company nor the Guarantors has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

3.21     Subsidiaries, Etc. Schedule 3.21 (as supplemented by the Company in a notice delivered pursuant to Section 7.3) sets forth the Subsidiaries of the Company, its jurisdiction of organization, the classes of its Equity Interests, the number of Equity Interests of each such class issued and outstanding, the percentages of Equity Interests of each such class owned directly or indirectly by either the Company or the Guarantors and whether the Company or the Guarantors owns such Equity Interests directly or, if not, the Subsidiary of the Company or the Guarantor that owns such Equity Interest and the number of Equity Interests and percentages of Equity Interests of each such class owned directly or indirectly by the Company and the Guarantors. Except as set forth on Schedule 3.21 (as supplemented as set forth above), neither the Company nor the Guarantors currently has any Subsidiaries. All of the outstanding Equity Interests of each such Subsidiary indicated on Schedule 3.21 as owned by either the Company or one of the Guarantors are owned beneficially and of record by either the Company or one of the Guarantors free and clear of all adverse claims. Each of the aforementioned Subsidiaries is organized under the laws of the United States or any state thereof.

3.22     Solvency, Etc. Each of the Company and the Guarantors is Solvent and, after the issuance of the Notes, will be Solvent.

3.23     Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which the Company or the Guarantors is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Company, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could have a Material Adverse Effect.

3.24     No Material Adverse Effect. Since December 31, 2018, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.25     Accuracy of Information Furnished; Material Documents.

(a)     The Bond Documents, this Agreement and the other certificates, statements and information (excluding projections) furnished by the Company and the Guarantors to the Trustee, Collateral Agent and Holders in connection with the Bond Documents, this Agreement and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact. All projections furnished by the Company and the Guarantors to the Holders, the Trustee, and the Purchasers in connection with the Bond Documents, this Agreement and the transactions contemplated thereby have been prepared on a basis consistent with the historical financial statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Company's and the Guarantors' good faith and reasonable estimates of the future performance of the Company and the Guarantors, and the Company has no reason to believe that such estimates and assumptions are not reasonable.

(b)     The copies of the Bond Documents which have been delivered to the each Holder and the Trustee in accordance with Section 2.2 and Section 2.3 are true, correct and complete copies of the respective originals thereof, as in effect on the issuance of the Notes, as applicable, and no amendments or modifications have been made to the Bond Documents. None of the Bond Documents has been terminated and each of the Bond Documents is in full force and effect. Neither the Company nor the Guarantors is in default in the observance or performance of any of its material obligations under the Bond Documents and the Company and the Guarantors have taken all action required to be taken to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 3.12).

3.26     Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the issuance of the Notes contemplated by this Agreement as a result of any agreement entered into by the Company and the Guarantors. No brokerage or other fee, commission or compensation is to be paid by the Holders with respect to the issuance of the Notes contemplated hereby as a result of any agreement entered into by the Company and the Guarantors, and the Company agrees to indemnify each Holder, the Trustee, and the Purchasers against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by the Trustee, the Collateral Agent and the Purchasers in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the Transaction Documents except any such fee that is being paid in full on the Issue Date.

3.27     Policies of Insurance. The properties of the Company and the Guarantors are insured with financially sound and reputable insurance companies which are not Affiliates of the Company or the Guarantors, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company and the Guarantors operate. Schedule 3.27 sets forth a true and complete listing of all insurance maintained by the Company and the Guarantors as of the date of the issuance of the Notes. The policies set forth on Schedule 3.27 of the Indenture have not been terminated and are in full force and effect, and each of the Company and the

Guarantors has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

3.28     Agreements with Affiliates and Other Agreements. Except as disclosed on Schedule 3.28, neither the Company nor the Guarantors has entered into and, as of the date of the Closing Date does not contemplate entering into, any material agreement or contract with any Affiliate of any Company and the Guarantors, except upon terms at least as favorable to the Company and the Guarantors as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances. Neither the Company nor the Guarantors is a party to or is bound by any Contractual Obligation or is subject to any restriction under its respective charter or formation documents, which could reasonably be expected to have a Material Adverse Effect.

3.29     FCPA/Anti-Bribery. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or anyone who holds a legislative, administrative or judicial position of any kind or exercises a public function for a country or any public agency or enterprise of a country; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti- corruption laws; (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) been involved in any pending or threatened anti-bribery or anti-corruption action, suit, proceeding or investigation by or before any court, or government agency, authority or body, or any arbitrator or nongovernmental authority in any jurisdiction. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

3.30     Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or any of the Guarantors, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council ("UNSC"), the European Union, Her Majesty's Treasury ("HMT"), or other relevant sanctions authority in the U.S. or any other jurisdictions (collectively, "Sanctions"), nor is the Company, any of its Subsidiaries or any of the Guarantors

located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); and the Company will not directly or indirectly use the proceeds of the issue and sale of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company and its Subsidiaries, directors, officers, employees, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or is or was involved in any pending or threatened action, suit, proceeding or investigation related to Sanctions by or before any court, or government agency, authority or body, or any arbitrator or nongovernmental authority in any jurisdiction. The Company shall immediately notify the Purchasers in writing if it becomes aware of facts or information which suggests a breach of any applicable Sanctions.

3.31     Money Laundering. To the knowledge of the Company, the operations of the Company and its Subsidiaries have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in any jurisdiction (collectively, the "Money Laundering Laws") and no action, suit, proceeding or investigation by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened. The Company shall immediately notify the Purchasers in writing if it becomes aware of facts or information which suggests a breach of any applicable Money Laundering Laws.

3.32     Anti-Terrorism Laws.

(a)     None of the Company nor its Subsidiaries nor any of their respective Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) None of the Company nor its Subsidiaries nor any of their respective Affiliates nor their respective agents acting or benefiting in any capacity in connection with the Notes, the Transaction Agreements or the other transactions hereunder, is any of the following (each a "Blocked Person"):

i.     a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

ii.     a person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

iii.     a person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

iv. a person that commits, threatens or conspires to commit or supports "terrorism" (as defined in the Executive Order No. 13224);

v.     a person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

vi.     a person affiliated or associated with any person in Section 5.22(b)(i) through and including Section 5.22(b)(v) above.

(c)     None of the Company, its Subsidiaries, nor, to the knowledge of the Company and the Guarantors, any of their respective Affiliates in connection with the issue and sale of the Notes, the Transaction Agreements or the transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

3.33     Stamp Duties. No stamp or other issuance or transfer taxes or similar taxes or duties are payable by or on behalf of the Purchasers in respect of (i) the creation, issue or delivery by the Company of the Notes, (ii) the purchase by the Purchasers of the Notes as contemplated by this Agreement or (iii) the execution, delivery and performance of the Transaction Agreements.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers, severally and not jointly, represents and warrants to the Company with respect to this purchase as follows:

4.1     Purchase for Investment Only. Such Purchaser is purchasing the Notes for such Purchasers' own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act. By executing this Agreement, such Purchaser further represents that they do not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Notes. Such Purchaser understands that the Notes have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.2     Investor Qualification. As identified in the signature page hereto, such Purchaser qualifies as a "qualified institutional buyer" as defined in Rule 144A (a)(1) under the Securities Act and/or is a non-"U.S. Person," as defined in Rule 902 under the Securities Act. By virtue of such Purchaser's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, such Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company and has the capacity to protect such Purchaser's own interests.

4.3     No General Solicitation or Advertising. Such Purchaser acknowledges that, to its knowledge, neither the Company nor any other person offered to sell the Notes to them by means of any form of general solicitation or advertising or "directed selling efforts," including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

ARTICLE 5
COVENANTS

5.1     Use of Proceeds. The Company will use the net proceeds received from the Notes to (a) pay fees and expenses incurred in connection with the Transaction Agreements and the Transactions contemplated hereunder, (b) provide ongoing working capital, and (c) provide funds for capital expenditures and for general corporate purposes, including phase one of the proposed Bronco Billy's expansion in Cripple Creek, Colorado.

ARTICLE 6
EXPENSES AND INDEMNIFICATION

6.1     Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including attorneys' fees) incurred by the Purchasers in connection with, under or in respect of this Agreement, the Notes, or the other Transaction Agreements.

6.2     Indemnity. The Company agrees to defend, indemnify and hold harmless the Purchasers and their respective affiliates and their respective directors, officers, attorneys, agents, employees, successors and assigns and each other person, if any, who controls any of the Purchasers within the meaning of the Securities Act and the officers, directors, employees and agents of such controlling person (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel to any thereof) which may be incurred by or asserted or awarded against any Indemnified Person, in each case arising in any manner of or in connection with or by reason of this Agreement, the other Transaction Agreements or any undertakings in connection therewith, or the proposed or actual application of the proceeds of the Notes, or the transactions contemplated by this Agreement or the other Transaction Agreements (all of the foregoing collectively, the "Indemnified Liabilities") and will reimburse each Indemnified Person on a current basis for all expenses (including counsel fees as they are incurred by such party) in connection with investigating, preparing or defending any such action, claim or suit, whether or not in connection with pending or threatened litigation irrespective of whether such Indemnified Person is designated a party thereto; provided that the Company shall not have any liability hereunder to any Indemnified Person with respect to Indemnified Liabilities which are determined by a final and nonappealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person or from the failure of such Indemnified Person to perform its obligations hereunder. If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Person as a result of any Indemnified Liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Purchasers, but also the relative fault of the Company and the Purchasers, as well as any other relevant equitable considerations. The foregoing indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.

6.3     Survival. The obligations of the Company under this Article 6 will survive the payment or transfer of any of the Notes, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

ARTICLE 7
MISCELLANEOUS

7.1     Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement, the sale of the Notes and the transfer by the Purchaser of any of the Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes, regardless of any investigation made at any time by or on behalf of the Purchaser or any other holder of Notes, as if made to such subsequent holder on the Closing Date, on the condition and understanding that in no event shall any subsequent holder have any rights greater than the Purchaser on the Closing Date, such reliance shall in no event constitute a reissuance of the representations and warranties expressed herein, and any such reliance also must be actual and reasonable under the circumstances existing at the time such subsequent holder becomes a holder, including any circumstances relating to changes in law, facts or any other developments disclosed by the Company in SEC filings pursuant to the Exchange Act prior to such time. All statements contained in any certificate or other instrument delivered by or on behalf of any of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement as of the date specified in such certificate or instrument.

7.2 Assignment; Successors and Assigns. Subject to the following sentence, this Agreement may not be assigned by any party without the prior written consent of the other parties. However, any of the Purchasers shall be permitted to assign this Agreement without the prior written consent of the other parties to any of their respective Affiliates or any successor so long as such assignee executes a signature page to this Agreement and makes the representations and warranties set forth in Article 4 hereof. For purposes of this Section 7.2, "Affiliate" means with respect to any person, any other person which, directly or indirectly, controls, is controlled by, or is under common control with, such first person, where "control" means the power to direct the management and policies of the controlled person through ownership of voting shares or by contract or otherwise, including in any event (x) the holding, directly or indirectly, of greater than 50% of total voting rights of the controlled person or (y) the ability to appoint more than half of the members of the board of directors (or analogous body) of the controlled person. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

7.3     Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one (1) Business Day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five (5) Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the Company at Full House Resorts, Inc., One Summerlin, 1980 Festival Plaza Dr., Suite 680, Las Vegas, Nevada 89135, Attn: Lewis Fanger, Chief Financial Officer with a copy to Brownstein Hyatt Farber Schreck, LLP, 410 Seventeenth Street, Suite 2200, Denver, CO 80202, Attn: Mark Oveson, facsimile number 303- 223-1111, and as to the Purchasers at the address and facsimile number set forth in Schedule 7.3. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. The Purchasers and the Company may each agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

7.4     Governing Law; Jurisdiction; Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT. ANY SUIT, ACTION OR PROCEEDING AGAINST ANY OF THE COMPANY OR THE PURCHASERS OR ITS OR THEIR RESPECTIVE PROPERTIES, ASSETS OR REVENUES WITH RESPECT TO THIS AGREEMENT (A "RELATED PROCEEDING") MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES, AND ANY APPELLATE COURT FROM ANY THEREOF, AS THE PERSON BRINGING SUCH RELATED PROCEEDING MAY ELECT IN ITS SOLE DISCRETION. EACH OF THE COMPANY AND THE PURCHASERS HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT FOR THE PURPOSE OF ANY RELATED PROCEEDING AND HAS IRREVOCABLY WAIVED ANY OBJECTION TO THE LAYING OF VENUE OF ANY RELATED PROCEEDING BROUGHT IN ANY SUCH COURT AND TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY RELATED PROCEEDING OR ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OF THE COMPANY AND THE PURCHASERS HAS AGREED THAT SERVICE OF ALL WRITS, CLAIMS, PROCESS AND SUMMONSES IN ANY RELATED PROCEEDING BROUGHT AGAINST IT IN THE STATE OF NEW YORK MAY BE MADE UPON IT AT THE ADDRESS FOR NOTICES SET FORTH IN SECTION 7.3 OF THIS AGREEMENT. NOTHING IN THIS

AGREEMENT SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. TO THE EXTENT THAT ANY OF THE COMPANY OR ANY INVESTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR EXECUTION, ON THE GROUND OF SOVEREIGNTY OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. EACH OF THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5     Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

7.6     Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.7     Placement Agent's Fees. The Company agrees that it shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by the Purchasers) relating to or arising out of the transactions contemplated hereby, including the placement agent fee of Wilmington Trust, National Association, which will be paid out of the proceeds of the transactions contemplated hereby. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

7.8     Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.9     Amendment; Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Purchasers.

7.10     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by electronic mail in Portable Document Format ("PDF"), such signature shall create a valid and binding obligation of the person executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.11     Limited Recourse. To the extent that this Agreement is executed by a custodian or agent for any Purchaser, it is acknowledged that such custodian or agent is executing this Agreement in its capacity as custodian or agent and not in its own capacity and agreed that all obligations of a Purchaser contemplated by this Agreement are limited to such Purchaser and its assets.

7.12     Purchaser Obligations Several and Not Joint. The obligations of the Purchasers arising out of this Agreement are several and not joint with respect to each Purchaser, in accordance with its proportionate purchase obligations with respect to the Notes as set out opposite such Purchaser's name in the Confidential Letter, and the parties agree not to proceed against any Purchaser for the obligations of another. To the extent that a Purchaser is a registered investment company (a "Trust") or a series thereof, a copy of the Declaration of Trust of such Trust is on file with the Secretary of State of the Commonwealth of Massachusetts or Secretary of State of the State of Delaware. The obligations under or arising out of this Agreement of a Purchaser which is a Trust are not binding upon any of such Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Agreement is executed by or on behalf of a Trust on behalf of one or more series of such Trust, the assets and liabilities of each series of the Trust are separate and distinct and the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf this instrument is executed. If this Agreement is being executed on behalf of more than one series of a Trust, the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate purchase obligations with respect to the Notes as set out opposite such Trust's name, as it appears as a Purchaser in the Confidential Letter, and the parties agree not to proceed against any series for the obligations of another.

7.13     Gaming Law. It is agreed and acknowledged that the Company and the Guarantors are required to comply in all respects with all applicable Gaming Laws in connection with the execution, delivery and performance of this Agreement. Each Purchaser acknowledges that (i) it is subject to being called forward by any Gaming Authority for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the Bond Documents, including with respect to the entry into and ownership and operation of the gaming businesses, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities. Each Purchaser agrees to cooperate with the applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Company and the Guarantors, including, without limitation, to the extent not inconsistent with the internal policies of the Purchasers and any applicable legal or regulatory restrictions, the provision of such documents or other information in its possession as may be requested by any such Gaming Authorities relating to the Purchasers, this Agreement, or the Bond Documents. Notwithstanding any other provision of this Agreement, the Company expressly authorizes, and will cause each of the Guarantors to authorize, the Purchasers to cooperate with the applicable Gaming Authorities as described above.

ARTICLE 8
DEFINITIONS

8.1     Definitions. The following are definitions used in this Agreement:

"Governmental Authorization" shall mean any permit, license, registration, approval, finding of suitability or licensing, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

"Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Requirement of Law" applicable to any Person shall mean (a) such Person's Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rising Star Vessel" shall mean the vessel known as the Grand Victoria II, official number 1027644.

"Rising Star Vessel Security Document" shall mean the first preferred ship mortgage on the Rising Star Vessel made or to be made by Gaming Entertainment (Indiana), LLC in favor of the Collateral Agent.

"Solvent" means with respect to a Person on a particular date, that on such date (i) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (d) has not incurred any obligations or liabilities with actual intent to hinder, delay or defraud either present or future creditors of such Person and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

"Tax Return" shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

FULL HOUSE RESORTS, INC.,
a Delaware corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.,
a Delaware corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

FULL HOUSE SUBSIDIARY II, INC.,
a Nevada corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

STOCKMAN’S CASINO,
a Nevada corporation

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Manager

SILVER SLIPPER CASINO VENTURE LLC,
a Delaware limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

RICHARD & LOUISE JOHNSON, LLC,
a Kentucky limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

FHR-COLORADO LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Vice President and Treasurer

FHR-ATLAS LLC,
a Nevada limited liability company

By:	/s/ Lewis Fanger
Name: Lewis Fanger
Title: Treasurer

Accepted as of the date first written above.

PURCHASERS:

SAGARD CREDIT PARTNERS, LP
By:	Its general partner, Sagard Credit Partners GP, Inc.

By:	/s/ Adam Vigna
Name: Adam Vigna
Title: Authorized Signatory

Signed at Toronto, Canada

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC,
as investment manager or adviser on behalf of certain entities as set forth in the Confidential Letter

By:	/s/ Alfred T. Murata
Name: Alfred T. Murata
Title: Managing Director

Exhibit A

Form of Compliance Certificate

EXECUTION VERSION

COMPLIANCE CERTIFICATE

Financial Statement Date: December 31, 2018

To: Wilmington Trust, National Association, as Trustee, Collateral Agent and Calculation Agent

Date: May ___, 2019

Ladies and Gentlemen:

Reference is made to that certain Second Amendment to Indenture (the "Second Amendment") dated as of the date hereof by and among Fully House Resorts, Inc., a Delaware corporation (the "Company"), Full House Subsidiary, Inc., a Delaware corporation, Full House Subsidiary II, Inc., a Nevada corporation, Stockman's Casino, a Nevada corporation, Gaming Entertainment (Indiana) LLC, a Nevada limited liability company, Gaming Entertainment (Nevada) LLC, a Nevada limited liability company, Gaming Entertainment (Kentucky) LLC, a Nevada limited liability company, Richard and Louise Johnson, LLC, a Kentucky limited liability company, FHR-Colorado LLC, a Nevada limited liability company, FHR Atlas LLC, a Nevada limited liability company, and Silver Slipper Casino Venture LLC, a Delaware limited liability company (collectively, the "Guarantors"), and Wilmington Trust, National Association, as Trustee, and Collateral Agent ("Agent"), and to that certain Notes Purchase Agreement (the "Notes Purchase Agreement") dated as of the date hereof by and among the Company, the Guarantors and the Purchasers (as defined therein), and to certain other documents contemplated thereby. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Second Amendment and Notes Purchase Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Agent on behalf of the Company, and that:

1.     The Company has delivered the unaudited financial statements required by Section 2.3(d)(viii) of the Notes Purchase Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.     The undersigned has reviewed and is familiar with the terms of the Second Amendment and the Notes Purchase Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3.     A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Bond Documents, and to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Indenture, the Second

Amendment, the Notes Purchase Agreement and other documents contemplated thereby applicable to it, and no Default has occurred and is continuing.

4.     The representations and warranties of the Company and each other Guarantor contained in Article 3 of the Notes Purchase Agreement or any other documents contemplated thereby, or which are contained in any document furnished at any time under or in connection with the Indenture, the Second Amendment or the Notes Purchase Agreement that are qualified by "materiality" or "Material Adverse Effect," are true and correct in all respects (and those that are not so qualified are true and correct in all material respects) on and as of the date hereof, except to the extent that such representations and warranties that are qualified by "materiality" or "Material Adverse Effect" specifically refer to an earlier date, in which case they are true and correct as of such earlier date (and those that are not so qualified are true and correct in all material respects as of such earlier date).

5.     The financial covenant analysis and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6.     In the event of any conflict between the terms of this Compliance Certificate and the Notes Purchase Agreement, the Notes Purchase Agreement shall control, and any Schedule attached to this executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Notes Purchase Agreement in effect as of the delivery of this executed Compliance Certificate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

FULL HOUSE RESORTS, INC.

By:
Name: Lewis Fanger
Title: Chief Financial Officer

SCHEDULE 1
to the Compliance Certificate

For the Quarter ended December 31, 2018 (the "Statement Date")

Section 4.41 - Total Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:		$

B.	Cash and Cash Equivalents (other than On-Site Cash and in each case free and clear of all Liens, other than (x) nonconsensual liens provided for by Law and permitted by Section 4.10 of the Indenture,
(y) Liens permitted under Section 4.10(a) of the Indenture and (z) Liens permitted under Section 4.10(l)
of the Indenture relating to the establishment of depository relations with banks not given in connection
	with the issuance of Indebtedness) at Statement Date:		$

C.	Consolidated Funded Indebtedness less Cash and Cash Equivalents at Statement Date (Line A - Line B):		$

D.	Consolidated Net Income for four consecutive fiscal quarters ending on the Statement Date (the
	"Subject Period"):		$

plus, each of the following to the extent deducted in calculating Consolidated Net Income:

	1.	Consolidated Interest Charges:	$

	2.	Provision for Federal, state, local and foreign income taxes:	$

	3.	Depreciation expenses:	$

	4.	Amortization expenses:	$

	5.	Other non-recurring non-cash expenses reducing Consolidated Net Income which do not represent
		a cash item in the Subject Period or any future period:	$

	6.	Stock compensation expense:	$

	7.	Non-cash warrant-related expense:	$

	8.	Costs or expenses related to the consummation of the Transactions:	$

	9.	Pre-opening and other non-recurring expenses incurred in connection with the construction of the Cripple Creek Expansion Project contemplated as of the Issue Date, not to exceed $1,000,000
		in the aggregate:	$

	11.	Costs and expenses associated with development of the Indiana Project in an amount not to exceed
		$200,000 in any fiscal year:	$

	12.	Non-recurring development expenses for new initiatives in an aggregate amount not to exceed
		$500,000 for the trailing four consecutive fiscal quarters:	$

minus, each of the following to the extent included in calculating Consolidated Net Income:

	13.	Federal, state, local and foreign income tax credits:	$

	14.	Non-cash items increasing Consolidated Net Income:	$

	15.	Interest income:	$

	16.	Any exceptional, unusual or nonrecurring gains:	$

E.	Consolidated EBITDA (Line D + Lines 1 through 12 - Lines 13 through 16):		$

F.	Total Leverage Ratio (Line C / Line E):		_____ to 1

Maximum permitted:
Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
December 31, 2018	5.25 to 1.00
March 31, 2019	6.00 to 1.00
June 30, 2019	6.00 to 1.00
September 30, 2019	6.00 to 1.00
December 31, 2019	6.00 to 1.00
March 31, 2020	6.00 to 1.00
June 30, 2020	5.75 to 1.00
September 30, 2020	5.75 to 1.00
December 31, 2020	5.50 to 1.00
March 31, 2021	5.50 to 1.00
June 30, 2021	5.25 to 1.00
September 30, 2021	5.25 to 1.00
December 31, 2021	5.00 to 1.00
March 31, 2022	4.75 to 1.00
June 30, 2022	4.75 to 1.00
September 30, 2022	4.75 to 1.00
December 31, 2022	4.75 to 1.00
March 31, 2023 and the last day of each fiscal quarter thereafter	4.50 to 1.00

SCHEDULE 3.10(b)

Governmental Authorization

1.	Trustee and the Noteholders will be required to obtain gaming approvals prior to exercise of remedies in gaming collateral following an Event of Default.

2.
Mississippi requires that copies of the Bond Documents, as revised by the Second Amendment to Indenture, dated as of the date hereof, by and among the Company, the Guarantors, and the Trustee (the "Second Amendment"), and this Agreement, be filed with the MGC Corporate Securities Division within 14 days of the Closing Date.

3.	Nevada Gaming Control Board Regulation 8.130 requires a report to be filed within 30 days after the end of the calendar quarter in which the Closing Date has occurred.

4.
Colorado requires that copies of the Bond Documents, as revised by the Second Amendment and this Agreement, be filed with the Colorado Division of Gaming following closing, such filing will take place within five Business Days following the Closing Date.

5.
Final ratification of an interim approval issued on May 3, 2019 of the Bond Documents, as revised by the Second Amendment and this Agreement, and the transactions contemplated thereby will have to be awarded by the Indiana Gaming Commission following the Closing Date, which ratification shall be obtained at the Indiana Gaming Commission's next scheduled business meeting presently set for May 30, 2019 (or, if no action is taken at the Indiana Gaming Commission's next scheduled business meeting, at the subsequent Indiana Gaming Commission meeting). The Company has taken all necessary steps to initiate the ratification process.

SCHEDULE 3.10(c)

Governmental Authorization; Other Consents

1.	Trustee and the Noteholders will be required to obtain gaming approvals prior to exercise of remedies in gaming collateral following an Event of Default.

2.	Mississippi requires that copies of the Bond Documents, as revised by the Second Amendment and this Agreement, be filed with MGC Corporate Securities Division within 14 days of Closing Date.

3.	Nevada Gaming Control Board Regulation 8.130 requires a report to be filed within 30 days after the end of the calendar quarter in which the Closing Date has occurred.

4.
Colorado requires that copies of the Bond Documents, as revised by the Second Amendment and this Agreement, be filed with the Colorado Division of Gaming following closing, such filing will take place within five Business Days following the Closing Date.

5.
Final ratification of an interim approval issued on May 3, 2019 of the Bond Documents, as revised by the Second Amendment and this Agreement, and the transactions contemplated thereby will have to be awarded by the Indiana Gaming Commission following the Closing Date, which ratification shall be obtained at the Indiana Gaming Commission's next scheduled business meeting presently set for May 30, 2019 (or, if no action is taken at the Indiana Gaming Commission's next scheduled business meeting, at the subsequent Indiana Gaming Commission meeting). The Company has taken all necessary steps to initiate the ratification process.

SCHEDULE 3.12

Litigation

None.

SCHEDULE 3.13

Real Property; Rising Star Vessel, Etc.

Owned Real Property

	Address	Entity
1.	1560 and 1600 W. Williams Ave. Fallon, NV	Stockman's Casino
2.	777 Rising Star Drive and 102 Industrial Access Rd. Rising Sun, IN	Gaming Entertainment (Indiana) LLC
3.	Condo Pad Parcel Yacht Club Drive 28 Harbor Circle Phase II, Hancock County, MS	Silver Slipper Casino Venture LLC
4.	151 and 153 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
5.	173 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
6.	221, 233, 243, 247-249, 251 and 253 East Bennett Avenue, Cripple Creek, CO	FHR-Colorado LLC
7.	260 East Warren Avenue, Cripple Creek, CO	FHR-Colorado LLC
8.	The South 25 feet of Lot 8, Block 16, Fremont, now known as Cripple Creek, County of Teller, State of Colorado	FHR-Colorado LLC
9.	Lower River Road, Burlington, KY 41005	Richard and Louise Johnson, LLC
10.	n/a East Carr Avenue, Cripple Creek, CO 80813	FHR-Colorado LLC
11.	Lots 36-38, Block 17 Fremont, now known as Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC
12.	Lots 5-8 and Lots 55-56, Cripple Creek First Addition, County of Teller, State of CO	FHR-Colorado LLC
13.	Lots 25-33, Block 9 Fremont, now known as Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC
14.	Lots 11-16, Block 16, Fremont, now known as Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC
15.	Lots 1-7 AND North 100 Feet of Lot 8, Block 16, Fremont, now known as Cripple Creek, County of Teller, State of CO; also commonly known as 123 N. 3rd St., Cripple Creek, County of Teller, State of CO	FHR-Colorado LLC
16.	Lots 8-9, Block 16 Fremont, now known as Cripple Creek, County of Teller, State of CO; also commonly known as 244 E. Carr Avenue, Cripple Creek, County of Teller, State of CO.	FHR-Colorado LLC

Leased Real Property (Lessee)

	Address	Lessee
1.	Portion of 111 Country Club Drive Incline Village, NV	Gaming Entertainment (Nevada) LLC
2.	5000 South Beach Blvd. and 5061 Shipyard Rd. Bay St. Louis, MS	Silver Slipper Casino Venture LLC
3.	Warehouse and Administration Building 8244 Lakeshore Road Bay St. Louis, MS	Silver Slipper Casino Venture LLC
4.	Welcome Center on Highway 90 and 7431 Highway 90 Bay St. Louis, MS	Silver Slipper Casino Venture LLC
5.	Silver Slipper RV Park 5311 South Beach Boulevard, Bay St. Louis, MS	Silver Slipper Casino Venture LLC
6.	217 East Bennett, Cripple Creek, CO	FHR-Colorado LLC
7.	209 East Bennett, Cripple Creek, CO	FHR-Colorado LLC
8.	120 North 2nd Street, Cripple Creek, CO	FHR-Colorado LLC
9.	Lots 1 through 13, Block 17, Cripple Creek Freemont Addition, also known by Teller County Assessor's Schedule Nos. R0000312 through R0000323.	FHR-Colorado LLC
10.	Lots 29 through 36, Block 8, Cripple Creek Freemont Addition, also known by Teller County Assessor's Schedule Nos. R0000288, R0000289 and R0000290.	FHR-Colorado LLC
11.	776 Rising Star Drive Rising Sun, IN 47040	Gaming Entertainment (Indiana) LLC
12.	One Summerlin 1980 Festival Plaza Dr., Suite 680 Las Vegas, NV 89135	Full House Resorts, Inc.
13.	Lot 39R Block 16, Fremont, now known as Cripple Creek, County of Teller, State of CO; also commonly known as 279 East Bennett Avenue, Cripple Creek, CO 80813	FHR-Colorado LLC

Vessels

	Vessel	Owner
1.	The Rising Star Vessel (as defined in the Notes Purchase Agreement)	Gaming Entertainment (Indiana) LLC

SCHEDULE 3.14

Environmental Compliance

None.

SCHEDULE 3.16

Obligations of the Company or the Guarantors

1.	The Warrants issued pursuant to the Warrant Purchase Agreement.

2.	Full House Resorts, Inc. Annual Incentive Plan for Executives, effective as of January 1, 2017, as amended (the "Annual Incentive Plan").

3.	Full House Resorts, Inc. Equity Incentive Plan, effective as of May 5, 2015, as amended (the "Equity Incentive Plan").

4.	Those options granted by the Company to Lewis Fanger pursuant to an Employment Agreement, dated January 30, 2015.

5.	Those options granted by the Company to Daniel Lee pursuant to an Employment Agreement, dated November 28, 2014, as amended.

6.	Those options granted by the Company to Adam Campbell pursuant to an Award Agreement, dated May 12, 2015.

7.	Those options granted by the Company to Alex Stolyar pursuant to an Award Agreement, dated May 11, 2015.

8.	Those options granted by the Company to Elaine Guidroz pursuant to an Award Agreement, dated May 12, 2015.

9.	Those options granted by the Company to John Ferrucci pursuant to an Award Agreement, dated May 12, 2015.

10.	Those options granted by the Company to John H. Sheldon III pursuant to an Award Agreement, dated May 12, 2015.

11.	Those options granted by the Company to Scott Ruhl pursuant to an Award Agreement, dated May 12, 2015.

12.	Those options granted by the Company to Adam Campbell pursuant to an Award Agreement, dated June 22, 2016.

13.	Those options granted by the Company to Alex Stolyar pursuant to an Award Agreement, dated June 22, 2016.

14.	Those options granted by the Company to Daniel R. Lee pursuant to an Award Agreement, dated June 22, 2016.

15.	Those options granted by the Company to Elaine Guidroz pursuant to an Award Agreement, dated June 22, 2016.

16.	Those options granted by the Company to John Ferrucci pursuant to an Award Agreement, dated June 22, 2016.

17.	Those options granted by the Company to Lewis Fanger pursuant to an Award Agreement, dated June 22, 2016.

18.	Those options granted by the Company to Marc Murphy pursuant to an Award Agreement, dated May 23, 2016.

19.	Those options granted by the Company to Scott Ruhl pursuant to an Award Agreement, dated June 22, 2016.

20.	Those options granted by the Company to Ellis Landau pursuant to an Award Agreement, dated November 29, 2016.

21.	Those options granted by the Company to Carl Braunlich pursuant to an Award Agreement, dated November 29, 2016.

22.	Those options granted by the Company to Craig Thomas pursuant to an Award Agreement, dated November 29, 2016.

23.	Those options granted by the Company to Kenneth Adams pursuant to an Award Agreement, dated November 29, 2016.

24.	Those options granted by the Company to Bradley Tirpak pursuant to an Award Agreement, dated November 29, 2016.

25.	Those options granted by the Company to Kathleen Marshall pursuant to an Award Agreement, dated November 29, 2016.

26.	Those options granted to by the Company to W. H. Baird Garrett pursuant to an Award Agreement, dated November 29, 2016.

27.	Those options granted by the Company to Kenneth Adams pursuant to an Award Agreement, dated July 17, 2017.

28.	Those options granted by the Company to W. H. Baird Garrett pursuant to an Award Agreement, dated July 17, 2017.

29.	Those options granted by the Company to Carl Braunlich pursuant to an Award Agreement, dated July 17, 2017.

30.	Those options granted by the Company to Adam Campbell pursuant to an Award Agreement, dated July 17, 2017.

31.	Those option granted by the Company to Daniel R. Lee pursuant an Award Agreement, dated May 24, 2017.

32.	Those options granted by the Company to Benjamin Douglass pursuant to an Award Agreement, dated July 17, 2017.

33.	Those options granted by the Company to Elaine Guidroz pursuant to an Award Agreement, dated July 17, 2017.

34.	Those options granted by the Company to Lewis Fanger pursuant to an Award Agreement, dated July 17, 2017.

35.	Those options granted by the Company to John Sheldon, III pursuant to an Award Agreement, dated July 17, 2017.

36.	Those options granted by the Company to John Ferrucci pursuant to an Award Agreement, dated July 17, 2017.

37.	Those options granted by the Company to Ellis Landau pursuant to an Award Agreement, dated July 17, 2017.

38.	Those options granted by the Company to Kathleen Marshall pursuant to an Award Agreement, dated July 17, 2017.

39.	Those options granted by the Company to Marc Murphy pursuant to an Award Agreement, dated July 17, 2017.

40.	Those options granted by the Company to Scott Ruhl pursuant to an Award Agreement, dated July 17, 2017.

41.	Those options granted by the Company to Alexander Stolyar pursuant to an Award Agreement, dated July 17, 2017.

42.	Those options granted by the Company to Craig Thomas pursuant to an Award Agreement, dated July 17, 2017.

43.	Those options granted by the Company to Bradley Tirpak pursuant to an Award Agreement, dated July 17, 2017.

44.	Those options granted by the Company to Kenneth Adams pursuant to an Award Agreement, dated June 18, 2018.

45.	Those options granted by the Company to W. H. Baird Garrett pursuant to an Award Agreement, dated June 18, 2018.

46.	Those options granted by the Company to Carl Braunlich pursuant to an Award Agreement, dated June 18, 2018.

47.	Those options granted by the Company to Ellis Landau pursuant to an Award Agreement, dated June 18, 2018.

48.	Those options granted by the Company to Kathleen Marshall pursuant to an Award Agreement, dated June 18, 2018.

49.	Those options granted by the Company to Craig Thomas pursuant to an Award Agreement, dated June 18, 2018.

50.	Those options granted by the Company to Bradley Tirpak pursuant to an Award Agreement, dated June 18, 2018.

51.	Those options granted by the Company to Elaine Guidroz pursuant to an Award Agreement, dated October 1, 2018.

52.	Those options granted by the Company to Alexander Stolyar pursuant to an Award Agreement, dated October 1, 2018.

53.	Those options granted by the Company to Baxter Lee pursuant to an Award Agreement, dated April 8, 2019.

SCHEDULE 3.19

Trademarks, Patents, Copyrights

TRADEMARKS

	Mark	Owner	Application/ Registration No.	Status
1	AMERICAN PLACE	Full House Resorts, Inc.	86714046	Pending
2	FULL HOUSE RESORT AND CASINO	Full House Resorts, Inc.	3680085	Registered
3	FULL HOUSE RESORTS	Full House Resorts, Inc.	3250160	Registered
4	FULL HOUSE RESORTS and Design	Full House Resorts, Inc.	3250177	Registered
5	FULL HOUSE RESORTS (and Design)	Full House Resorts, Inc.	5555846	Registered
6	GRAND LODGE CASINO and Design	Gaming Entertainment (Nevada) LLC	3760969	Registered
7	PLAYERS ADVANTAGE CLUB	Gaming Entertainment (Nevada) LLC	2639239	Registered
8	RISING STAR CASINO RESORT and Design	Full House Resorts, Inc.	4313520	Registered
9	RISING STAR CASINO RESORT	Full House Resorts, Inc.	4296062	Registered
10	RISING STAR REWARDS and Design	Full House Resorts, Inc.	4177845	Registered
11	RISING STAR REWARDS	Full House Resorts, Inc.	4090079	Registered
12	STOCKMAN’S CASINO	Full House Resorts, Inc.	4494260	Registered
13	THE LODGE AT RISING STAR CASINO	Full House Resorts, Inc.	4966002	Registered
14	THE LODGE AT RISING STAR CASINO and Design	Full House Resorts, Inc.	4966001	Registered
15	Christmas Casino	Full House Resorts, Inc.	5130618	Registered
16	CRIPPLE CREEK CHRISTMAS CASINO	Full House Resorts, Inc.	87749537	Pending
17	CRIPPLE CREEK CHRISTMAS CASINO & INN	Full House Resorts, Inc.	87749545	Pending
18	CRIPPLE CREEK CHRISTMAS INN	Full House Resorts, Inc.	87749541	Pending
19	Crippled Cow Logo DESIGN ONLY	Full House Resorts, Inc.	5604445	Registered
20	QUEEN CITY MARKET and Design	Gaming Entertainment (Indiana) LLC	3862067	Registered
21	STOCKMAN’S CASINO and design	Full House Resorts, Inc.	5287710	Registered
22	The Crippled Cow	Full House Resorts, Inc.	5325829	Registered
23	9,494 Lounge	Full House Resorts, Inc.	87691610	Pending
24	MS. LUCKY LADY	Gaming Entertainment (Kentucky) LLC	88093479	Pending
25	A TRUE COLORADO STYLE CASINO	FHR-Colorado LLC	20121212537 (State of Colorado)	Registered
26	BILLY’S CASINO	FHR-Colorado LLC	20141567981 (State of Colorado)	Registered
27	BILLY’S CASINO	Full House Resorts, Inc.	5550851	Registered
28	BRONCO BILLY’S A TRUE COLORADO CASINO & HOTEL	FHR-Colorado LLC	20151582869 (State of Colorado)	Registered
29	BRONCO BILLY’S CASINO	FHR-Colorado LLC	20121155619 (State of Colorado)	Registered

	Mark	Owner	Application/ Registration No.	Status
30	BRONCO BILLY’S	Full House Resorts, Inc.	8777991	Suspended pending outcome of cancellation
31	BUFFALO BILLY’S CASINO	FHR-Colorado LLC	20151582645 (State of Colorado)	Registered
32	BUFFALO'S CASINO[1]	Full House Resorts, Inc.	87778033	Pending
33	COLORADO’S BEST BET	FHR-Colorado LLC	19921047268 (State of Colorado)	Registered
34	CRIPPLE CREEK’S LUCKY CASINO	FHR-Colorado LLC	20151559246 (State of Colorado)	Registered
35	CHRISTMAS CASINO & INN BY BRONCO BILLY'S	Full House Resorts, Inc.	88093608	Pending
36	LA POSADA DEL LLANO HORSE RACING CASINO RESORT (and design)	Full House Resorts, Inc.	88094023	Pending
37	LA POSADA DEL LLANO	Full House Resorts, Inc.	88082068	Pending
38	MOVING GRANDSTAND	Full House Resorts, Inc.	88082062	Pending
39	RUDY'S DINER (and Design)	Full House Resorts, Inc.	88132306	Pending

__________
1.    Grantor is in the process of amendment application to BUFFALO BILLY'S CASINO

DOMAIN NAMES

Domain Name[2]	Registrant
fullhouseresorts.com	Full House Resorts, Inc.
grandlodgecasino.com	Gaming Entertainment (Nevada), LLC
risingstarcasino.com	Full House Resorts, Inc.
risingstarrvpark.com	Full House Resorts, Inc.
risingstarcasinorvpark.com	Full House Resorts, Inc.
thechristmascasino.com	Full House Resorts, Inc.
thechristmascasino.net	Full House Resorts, Inc.
risingstarferry.com	Full House Resorts, Inc.
ferry.us	Full House Resorts, Inc.
stockmanscasino.com	Stockman’s Casino
broncobillyscasino.com	FHR-Colorado LLC
broncobillys.biz	Full House Resorts, Inc.
cripplecreekchristmas.com	Full House Resorts, Inc.
americanplace.us	Full House Resorts, Inc.
americanplaceindianapolis.com	Full House Resorts, Inc.
americanplaceindy.com	Full House Resorts, Inc.
laposadadelllano.com	Full House Resorts, Inc.
laposadanewmexico.com	Full House Resorts, Inc.
laposadacasino.com	Full House Resorts, Inc.
silverslipper-ms.com*	Silver Slipper Casino Venture LLC
silverslippersports.com*	Silver Slipper Casino Venture LLC
silverslipperfantasysports.com*	Silver Slipper Casino Venture LLC
ssbelarc.com*	Silver Slipper Casino Venture LLC
Silverslipperfullhouse.com*	Silver Slipper Casino Venture LLC
Silverslippercasinohotel.com*	Silver Slipper Casino Venture LLC
SS_EMS.com*	Silver Slipper Casino Venture LLC
ChristmasCasinoandInn.com	Full House Resorts, Inc.
BroncoBillysChristmas.com	Full House Resorts, Inc.
ChristmasCasinoandInnByBroncoBillys.com	Full House Resorts, Inc.
__________
2.    An asterisk (*) in this table denotes ownership with respect to the domain name registration.

PATENTS
None.

COPYRIGHTS
None.

SCHEDULE 3.21

Subsidiaries

	Name	Jurisdiction of Organization	Class of Equity Security	Certificated (Yes/No)	Certificate Number	Equity Securities Outstanding	Percentage Owned by Borrower	Ownership
1	Full House Subsidiary, Inc.	Delaware	Common Stock	Yes	No. 1	100	100%	Wholly Owned by Full House Resorts, Inc.
2	Full House Subsidiary II, Inc.	Nevada	Common Stock	Yes	No. 1	100	100%	Wholly Owned by Full House Resorts, Inc.
3	Gaming Entertainment (Nevada) LLC	Nevada	Membership Interests	No	N/A	N/A	100%	Wholly Owned by Full House Resorts, Inc.
4	Gaming Entertainment (Indiana) LLC	Nevada	Membership Interests	No	N/A	1,000	100%	Wholly Owned by Full House Resorts, Inc.
5	Stockman’s Casino	Nevada	Common Stock	Yes	No. 5	1,000	100%	Wholly Owned by Full House Resorts, Inc.
6	Silver Slipper Casino Venture LLC	Delaware	Membership Interests	Yes	N/A	1,000	100%	Wholly Owned by Full House Resorts, Inc.
7	Gaming Entertainment (Kentucky) LLC	Nevada	Membership Interests	No	N/A	N/A	100%	Wholly Owned by Full House Resorts, Inc.
8	Richard and Louise Johnson, LLC	Kentucky	Membership Interests	No	N/A	N/A	100%	Wholly Owned by Full House Resorts, Inc.
9	FHR-Colorado LLC	Nevada	Membership Interests	No	N/A	N/A	100%	Wholly Owned by Full House Subsidiary, Inc.
10	FHR-Atlas LLC	Nevada	Membership Interests	No	N/A	N/A	100%	Wholly Owned by Full House Subsidiary, Inc.

SCHEDULE 3.27

Insurance

See attached.

SCHEDULE 3.28

Agreements with Affiliates and Other Agreements

1. The Annual Incentive Plan.

2. The Equity Incentive Plan.

3. Employment Agreement, dated November 28, 2014, between Full House Resorts, Inc., and Daniel R. Lee, as amended.

4. Employment Agreement, dated January 30, 2015, between Full House Resorts, Inc., and Lewis A. Fanger.

5. Employment Agreement, dated September 17, 2018, between Full House Resorts, Inc., and Elaine L. Guidroz.

6. Employment Agreement, dated September 17, 2018, between Full House Resorts, Inc., and Alex J. Stolyar.

7. Employment Agreement, dated November, 2013, between Full House Resorts, Inc., and John H. Sheldon, as amended.

8. Employment Agreement, dated October 1, 2012, between Silver Slipper Casino Venture, LLC and John N. Ferrucci.

9. Employment Agreement, dated November 1, 2016, between FHR-Colorado, LLC and Benjamin Douglass, as amended.

10. Employee Contract, dated January 1, 2015, between Pioneer Group, Inc. and Marc Murphy, as amended.

11. Employee Agreement, dated April 1, 2019, between FHR-Colorado, LLC and Baxter Lee.

12. Agreement Not to Compete, dated August 18, 2006, between Grand Victoria Casino & Resort L.P. and Steven Jimenez.

SCHEDULE 7.3

Purchaser Notice Information

Pacific Investment Management Company LLC
c/o 650 Newport Center Drive
Newport Beach, CA 92600
Attention: Legal Counsel
Telephone: 949-720-6000
Fax: 949-720-1376

Sagard Credit Partners, LP
161 Bay Street
Suite 5000
Toronto, ON M5J 2S1
Attention: Mustafa Humayun
Telephone: (416) 607-2279